UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

American Seafoods Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	01-0781250 (I.R.S. Employer Identification No.)

Market Place Tower

2025 First Avenue

Suite 1200

Seattle, WA 98121

(Address of principal executive offices including zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-105499

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Income Deposit Securities, each representing a share of Class A Common Stock and a Note due 2019	American Stock Exchange

Class A Common Stock, par value $0.01 per share	American Stock Exchange*

Notes due 2019	American Stock Exchange*

Guarantees of Notes due 2019	American Stock Exchange*

*	Listed not for trading but only in connection with the registration of Income Deposit Securities pursuant to the requirements of the Securities and Exchange Commission.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Information Required In Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

For a description of the Income Deposit Securities, the shares of Class A common stock and the Notes due 2019 represented thereby and the related guarantees of the Notes due 2019, reference is made to the Registration Statement on Form S-1 of American Seafoods Corporation (Registration No. 333-105499) initially filed with the Securities and Exchange Commission on May 23, 2003, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, which description is incorporated herein by reference.

Item 2.	Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

American Seafoods Corporation

By: /S/ BRAD BODENMAN
Name: Brad Bodenman Title: Chief Financial Officer

Date: July 29, 2004